Exhibit 10.2

Execution Version

TRANSITIONAL SERVICES AGREEMENT

This Transitional Services Agreement (“TSA”), made as of the 17th day of September 2004, (“Effective Date”) is by and between DYNAMIC MATERIALS CORPORATION, a Delaware corporation (“Seller”), and Aerojet-General Corporation (“Buyer”).

WITNESSETH

WHEREAS, Seller and Buyer have entered into an Agreement, dated as of September 17, 2004 (the “Agreement”) and certain Ancillary Agreements related to the Business, and the Business uses certain services provided by Seller;

WHEREAS, Article 6.4 of the Agreement provides that Seller and Buyer shall execute and deliver the TSA; and

WHEREAS, Buyer desires to obtain the use of certain services for the purpose of enabling Buyer to manage an orderly transition in its operation of the Business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS

1.1                               “Transitional Services” shall include the services set forth in Schedule 1.1 to be performed by Seller for Buyer.

Capitalized terms not expressly defined in this TSA shall have the meanings ascribed to them in the Agreement.

2.                                      PROVISION OF SERVICES

2.1                               Subject to Article 7 hereof, Seller shall provide, or cause to be provided, to Buyer such Transitional Services as are requested by Buyer for a period of up to 180 days after the Closing Date (the “Term”).  It is understood by the parties that the quantity of services to be provided under this Section 2.1 shall be substantially consistent with Seller’s recent historical practice.  Notwithstanding the foregoing, Seller shall use reasonable commercial efforts to maintain sufficient resources to perform Transitional Services in accordance with the terms of this TSA.

2.2                               The parties shall use reasonable commercial efforts to cooperate with each other in all matters relating to the provision and receipt of Transitional Services.  Such cooperation shall include exchanging information, providing electronic access to data systems used in connection with Transitional Services, and obtaining all consents, licenses, sublicenses or approvals necessary or desirable to permit each party to perform its obligations hereunder.  The costs of obtaining such consents, licenses, sublicenses or approvals shall be borne by Buyer.

3.                                      PRICING, BILLING AND PAYMENT

3.1                               All Transitional Services shall be provided by Seller and paid for by Buyer at Seller’s cost without profit in accordance with the same allocation formula(s) and allocation base(s) used by Seller immediately prior to the Closing Date.

3.2                               Charges for Transitional Services shall be billed monthly by Seller and shall be payable by Buyer on the 30th day of the month following the month in which such services are rendered.

3.3                               As needed from time to time during the period during which Transitional Services are provided, and upon termination of the provision of any Transitional Service, Seller will provide Buyer, upon request, with a copy of all records (in any format, electronic or otherwise) related to the provision of Transitional Services under this TSA, including, but not limited to, billing and other Business-related records.  Seller may retain archival copies of such records.

4.                                      WARRANTY, LIABILITY AND INDEMNITY

4.1                               Seller shall provide Transitional Services to Buyer in a manner substantially consistent with the manner they have heretofore been provided to the Business while it was operated by Seller.  Seller makes no other representations or warranties, express or implied, with respect to the Transition Services to be provided to Buyer hereunder.  Except as otherwise provided herein, Seller expressly disclaims any warranties of merchantability, quality, quantity, suitability or fitness for any particular purpose with respect to the services to be provided to Buyer hereunder.

4.2                               NOTWITHSTANDING ANYTHING CONTAINED IN THIS TSA TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES, AS A RESULT OF OR ARISING FROM THIS TSA, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

4.3                               Seller’s maximum liability to Buyer for breach of this TSA or otherwise with respect to Transitional Services is a refund of the price paid by Buyer for the particular service

4.4                               Each party agrees to indemnify and hold the other party harmless from any damages, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from a third-party claim regarding the first party’s performance, purported performance or nonperformance of this TSA.

5.                                      FORCE MAJEURE

5.1                               Neither party shall be responsible for failure or delay of any Transitional Service, nor be responsible for failure or delay in receiving such service, if caused by an act of God or public enemy, war, government acts, regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or other disruptions, accident, unusually severe weather or other cause similar or dissimilar, beyond the control of the defaulting party.

6.                                      PROPRIETARY INFORMATION AND RIGHTS

6.1                               Each party acknowledges that the other possesses and will continue to possess, information that has been created, discovered or developed by them and/or in which property rights have been assigned or otherwise conveyed to them, which information has commercial value and is not in the public domain.  The proprietary information of each party will be and remain the sole property of such party and its assigns.  Each party shall use the same degree of care that it normally uses to protect its own proprietary information to prevent the disclosure to third parties of proprietary or confidential information of the other party, regardless of whether the information is designated as confidential or proprietary.  Neither party shall make any use of the other party’s confidential or proprietary information except as contemplated or required by the terms of this TSA.  Notwithstanding the foregoing, this Article shall not apply to an information that a party can demonstrate: (a) was, at the time of disclosure to it, in the public domain through no fault of such party; (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (c) was independently developed by the receiving party.

7.                                      TERM AND TERMINATION

7.1.                              The term of this TSA shall commence as of the Effective Date hereof and shall continue for 180 days.

7.2                                 Upon 30 days’ written notice, either party may terminate this TSA with respect to any Transitional Service, or at its option, suspend performance of its obligations with respect thereto, in either case in the event of the failure of Buyer to pay any invoice within 45 days of the receipt of such invoice or upon any other material breach by Buyer of this TSA with respect to such service, unless Buyer is disputing the invoice in good faith or Buyer shall have paid the invoice or cured such breach within the 30-day notice period.

7.3                                 Any one or more of the Transitional Services may be terminated (a) upon mutual agreement of Buyer and Seller or (b) at Buyer’s option upon 30 days’ advance notice to Seller.  Buyer will pay Seller the fees and costs of any terminated Transitional Service up until the effective date of termination.

7.4                                 Notwithstanding anything to the contrary contained herein, this TSA may be terminated, in whole or in part, at any time:

(i)                                     by the mutual consent of Buyer and Seller;

(ii)                                  by Buyer in the event of any material breach or default by Seller of any of Seller’s obligations under this Agreement and the failure of Seller to cure, or to take substantial steps towards the curing of, such breach or default within thirty (30) days after receipt of written notice from Buyer requesting such breach or default to be cured.

7.5                                 Following any termination of this TSA, each party shall cooperate in good faith with the other to transfer and/or retain all records, prepare and file tax returns and take all other actions necessary to provide Seller and Buyer and their respective successors and assigns with sufficient information in the form requested by Seller or Buyer, or their respective successors and assigns, as the case may be, to make alternative service arrangements substantially consistent with those contemplated by this TSA.

8.                                      NO IMPLIED ASSIGNMENTS OR LICENSES

8.1                               Nothing in this TSA is to be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress, patent right or other intellectual or industrial property right.

9.                                      RELATIONSHIP OF PARTIES

9.1                               The parties are independent contractors under this TSA.  Except as expressly set forth herein, neither party has the authority to, and each party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other party without such party’s prior written consent.  No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication.

9.2                               All employees and representatives of Seller or its Affiliates providing Services to Buyer under this Agreement shall be deemed for purposes of all compensation and employee benefits to be employees or representatives solely of Seller or its Affiliates and not to be employees or representatives of Buyer or its Affiliates.  In performing their respective duties hereunder, all such employees and representatives of Seller or its Affiliates shall be under the direction, control and supervision of Seller or its Affiliates (and not of Buyer or its Affiliates) and Seller or its Affiliates, as the case may be, shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. Seller shall have sole responsibility for compliance with all laws relating to the employer/employee relationship between Seller and its employees providing the Services, including, but not limited to, federal, state and/or local laws on hours of labor, wages, worker’s compensation, unemployment compensation, insurance and social security benefits.

10.                               ASSIGNMENT AND DELEGATION; COMPLIANCE WITH LAWS

10.1                        Neither party to this TSA may assign any of its rights or obligations under this TSA without the prior written consent of the other party hereto.

10.2                        Each party will, with respect to its obligations and performance hereunder, comply with all applicable requirements of federal, state and local laws, rules and regulations, including without limitation import and export control, environmental and occupational safety requirements. Buyer shall be responsible for (a) compliance with all laws and governmental regulations affecting its business and (b) any use Buyer may make of the Transitional Services to assist it in complying with such laws and governmental regulations.  While Seller shall not have any responsibility for Buyer’s compliance with the laws and regulations referred to above, Seller agrees to use reasonable commercial efforts to provide the Services in a manner that complies with applicable laws and regulations.

11.                               NOTICES

11.1                        All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and (a) if served by personal delivery upon the party for whom it is intended, on the day so delivered; (b) if mailed by registered or certified mail, return receipt requested, on the third business day following such mailing; or (c) if deposited for delivery by a reputable courier service, on the business day following deposit with such courier to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To Seller:	President
Dynamic Materials Corporation
5405 Spine Road
Boulder, CO 80301
Attention: Yvon Cariou
Fax Number (303) 604-1897

With a copy to:	Chief Financial Officer
Dynamic Materials Corporation
5405 Spine Road
Boulder, CO 80301
Attention: Richard Santa
Fax Number (303) 604-1897

To Buyer:	Aerojet General Corporation
P. O. Box 1036
Camden, AR 71711-1036
Attention: Robert Shenton
Vice President, Operations
Fax Number: (870) 574-3528

With a copy to:	Aerojet General Corporation
P. O. Box 13222
Sacramento, CA 95813-6000
Attention: Brian E. Sweeney
Vice President, Legal and Contracts
Fax Number: (916) 351-8610

12.                               ENTIRE AGREEMENT

12.1                        This TSA, including the Schedules, together with the Agreement and Ancillary Agreements, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

13.                               PARTIES IN INTEREST

13.1                        This TSA shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.  Nothing in this TSA, express or implied, is intended to confer upon any Person other than Seller or Buyer or their respective successors or permitted assigns any rights or remedies under or by reason of this TSA.

14.                               GOVERNING LAW

14.1                        This TSA shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflicts of laws doctrines.  Any legal action, suit or proceeding arising out of or relating to this TSA or the transactions contemplated hereby shall be instituted in a Federal or state court sitting in northern California, which shall be the exclusive jurisdiction and venue of said legal proceeding and each Party hereto waives any objection that such Party may now or hereafter have to the laying of venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action suit or proceeding.

15.                               AMENDMENT; WAIVER

15.1                        Any provision of this TSA may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right, power or privilege.

16.                               SURVIVAL

16.1                        The provisions of Sections 4, 6, and 7.5 shall survive the termination or expiration of this TSA unless otherwise agreed to in writing by both parties.

SIGNATURES APPEAR ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this TSA to be executed and delivered by their duly authorized representatives as of the date first above written.

DYNAMIC MATERIALS CORPORATION,

By:

Name:

Title:

AEROJET-GENERAL CORPORATION

By:

Name:

Title:

SCHEDULE 1.1

TRANSITIONAL SERVICES

•                  Maintain existing local and long-distance telephone service, including maintenance of DMC-owned switch (Definity 11 with two cabinets), desktop equipment and Definity Audix voice mail.

•                  Maintain existing data lines between Spin Forge’s El Segundo, CA site and DMC’s data center in Boulder, CO that provide Spin Forge employees with access to e-mail services, the Internet and the Visual Manufacturing ERP System in use at Spin Forge.

•                  Provide technical user support for e-mail, Internet, Visual Manufacturing and Microsoft Office applications and related database management services.